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                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of our report dated May 1, 1994, except for Note 5, as to which the date is June 27, 1994 on our audits of the financial statements and supplemental schedules of the Independence Savings Plan of Independence Bancorp, Inc., as of December 31, 1993 and 1992, and for the years ended December 31, 1993 and 1992, which report is included in this Annual Report on Form 11-K.


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
June 22, 1995